Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Name	Place of Incorporation
Bullion Forex LLC	Delaware, U.S.
FCC Futures, Inc.	Iowa, U.S.
FCStone Group, Inc.	Delaware, U.S.
GAIN Capital – Forex.com Canada, Ltd.	Canada
GAIN Capital – Forex.com Hong Kong, Ltd.	Hong Kong
GAIN Capital – Forex.com International BV	The Netherlands
GAIN Capital Group, LLC	Delaware, U.S.
GAIN Capital Holdings, Inc.	Delaware, U.S.
GAIN Capital Holdings International, B.V.	The Netherlands
GAIN Capital Holdings International, LLC	Delaware, U.S.
GAIN Capital Holdings Ltd.	England and Wales
GAIN Capital Technology Consulting Hong Kong Limited	Hong Kong
GAIN Capital UK Limited	England and Wales
GAIN Colombia SAS	Colombia
GAIN Global Markets Bermuda, Ltd.	Bermuda
GAIN Global Markets International, B.V.	The Netherlands
GAIN Global Markets, Inc.	Cayman Islands
GAIN Holdings, LLC	Delaware, U.S.
GCAM, LLC	Delaware, U.S.
Global Futures & Forex, Ltd.	Michigan, U.S.
Horizon Soft Commodities SAS	France
Incomm S.A.S.	Colombia
INTL FCStone de Mexico, S. de R.L. de C.V.	Mexico
Island Traders (Cayman), Limited	Cayman Islands
Jing Tao Business Consulting (Shanghai) Co. Ltd.	China
JVMC Holding Corp.	Delaware, U.S.
Majestic Oak Financial Assurance, Inc.	Missouri, U.S.
MW FX Ltd	Cyprus
Oasis Investment Strategies, LLC	Delaware, U.S.
Octo Finances SA	France
Plantureux et Associés SAS	France
Right Company LLC	Colorado, U.S.
R.J. O'Brien & Associates Canada Inc.	Canada
R.J. O'Brien & Associates HK Limited	Hong Kong
R.J. O'Brien & Associates, LLC	Delaware, U.S.
R.J. O'Brien & Associates (Singapore) Pte. Limited	Singapore
R.J. O'Brien Financial LLC	Illinois, U.S.
R.J. O'Brien France SAS	France
R.J. O'Brien Limited	United Kingdom
R.J. O'Brien (MENA) Capital Limited	Dubai, United Arab Emirates
R.J. O'Brien Securities, LLC	Delaware, U.S.
RJO Technology, LLC	Delaware, U.S.
R.J. O'Brien (Europe) Limited	United Kingdom
RTS Investor Corp.	Delaware, U.S.
S.L. Bruce Financial Corporation	Ohio, U.S.
SNEX Technology Services Private Limited	India
StoneX Advisors Inc.	Delaware, U.S.
StoneX Agency Services Limited	Nigeria
StoneX APAC Pte. Ltd.	Singapore
StoneX Asset Management S.A.	Argentina
StoneX Banco de Cambio S.A.	Brazil
StoneX Bermuda Limited	Bermuda
StoneX Bullion GmbH	Germany
StoneX Capital S.A.	Argentina

Exhibit 21 (continued)
Name	Place of Incorporation

StoneX Colombia S.A. SEDPE	Colombia
StoneX Comercializadora de Energia Ltda	Brazil
StoneX Comércio e Exportação de Commodities Ltda.	Brazil
StoneX Commodities FZCO	Dubai, United Arab Emirates
StoneX Commodities S.A.	Argentina
StoneX Commodity Solutions LLC	Delaware, U.S.
StoneX Consultoria em FC Ltda.	Brazil
StoneX Credit Trading Inc.	Delaware, U.S.
StoneX Digital International Limited	Ireland
StoneX Digital LLC	Florida, U.S.
StoneX DTVM Ltda.	Brazil
StoneX Europe Ltd	Cyprus
StoneX Financial (Canada) Inc.	British Columbia, Canada
StoneX Financial Europe GmbH	Germany
StoneX Financial GmbH	Germany
StoneX Financial (HK) Ltd.	Hong Kong
StoneX Financial Inc.	Florida, U.S.
StoneX Financial Ltd	United Kingdom
StoneX Financial Nigeria Limited	Nigeria
StoneX Financial Pte. Ltd.	Singapore
StoneX Financial Pty Ltd	Australia
StoneX Insurance Solutions Ltd	Massachusetts, U.S.
StoneX International Advisors Inc.	Florida, U.S.
StoneX International Ltd.	Seychelles
StoneX International Securities Inc.	Florida, U.S.
StoneX Investimentos Ltda.	Brazil
StoneX Markets LLC	Iowa, U.S.
StoneX Metals Limited	England and Wales
StoneX (Netherlands) B.V.	The Netherlands
StoneX Pagos S.A.U.	Argentina
StoneX Paraguay S.R.L.	Paraguay
StoneX Participacoes Ltda.	Brazil
StoneX Payments Inc.	Florida, U.S.
StoneX Payments Ltda.	Brazil
StoneX Payment Services Ltd.	Washington, U.S.
StoneX Poland sp z.o.o.	Poland
StoneX Precious Metals LLC	Delaware, U.S.
StoneX Securities Co., Ltd.	Japan
StoneX Securities Inc.	Delaware, U.S.
StoneX Securities S.A.	Argentina
StoneX (Shanghai) Trading Co., Ltd	China
StoneX Switzerland SA	Switzerland
StoneX Technology Services LLC	Delaware, U.S.
StoneX Trading Private Limited	India
The Benchmark Company, LLC	Delaware, U.S.
Trust Advisory Group, Ltd	Massachusetts, U.S.